UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
AG Mortgage Investment Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	27-5254382
(State of incorporation or organization)	(IRS Employer Identification No.)

245 Park Avenue, 26th Floor New York, New York	10167
(Address of principal executive offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
9.500% Senior Notes due 2029	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:
333-278243

Securities to be registered pursuant to Section 12(g) of the Act:
None.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered

AG Mortgage Investment Trust, Inc. (the “Registrant”) has filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus supplement dated May 8, 2024 (the “Prospectus Supplement”) to the prospectus dated April 9, 2024 (the “Base Prospectus” and, collectively with the Prospectus Supplement, the “Prospectus”) contained in the Registrant’s effective Registration Statement on Form S-3 (Registration No. 333-278243), relating to the Registrant’s 9.500% Senior Notes due 2029 (the “Notes”) to be registered hereunder.

The information required by this item is incorporated by reference to the information contained and incorporated by reference in the sections captioned “Description of the Notes” and “Description of Debt Securities” in the Prospectus.

Item 2.	Exhibits

Exhibit No.	Description

3.1
Articles of Amendment and Restatement of the Registrant, incorporated by reference to Exhibit 3.1 of Amendment No. 2 to the Registrant’s Registration Statement on Form S-11, filed with the Securities and Exchange Commission on April 18, 2011 (“Pre-Effective Amendment No. 2”).

3.2
Articles of Amendment to the Articles of Amendment and Restatement of the Registrant, incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 8, 2017.

3.3
Articles Supplementary designating the 8.25% Series A Cumulative Redeemable Preferred Stock, incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 2, 2012.

3.4
Articles Supplementary designating the 8.00% Series B Cumulative Redeemable Preferred Stock, incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 24, 2012.

3.5
Articles Supplementary of 8.000% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, incorporated by reference to Exhibit 3.5 of the Registrant’s Registration Statement on Form 8-A12B, filed with the Securities and Exchange Commission on September 16, 2019.

3.6
Articles of Amendment of AG Mortgage Investment Trust, Inc., incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 27, 2021.

3.7
Articles of Amendment of AG Mortgage Investment Trust, Inc., incorporated by reference to Exhibit 3.2 of the Registrant's Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 27, 2021.

3.8
Specimen Common Stock Certificate of AG Mortgage Investment Trust, Inc., incorporated by reference to Exhibit 4.1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the Securities and Exchange Commission on May 7, 2021.

3.9
Specimen 8.25% Series A Cumulative Redeemable Preferred Stock Certificate, incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 2, 2012.

3.10
Specimen 8.00% Series B Cumulative Redeemable Preferred Stock Certificate, incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 24, 2012.

3.11
Specimen 8.000% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock Certificate, incorporated by reference to Exhibit 3.9 of the Registrant's Registration Statement on Form 8-A12B, filed with the Securities and Exchange Commission on September 16, 2019.

3.12
Amended and Restated Bylaws of AG Mortgage Investment Trust, Inc., incorporated by reference to Exhibit 3.3 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the Securities and Exchange Commission on November 8, 2022.

4.1
Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934, incorporated by reference to Exhibit 4.5 of the Registrant’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 11, 2024.

4.2
Indenture, dated January 26, 2024, between the Registrant and U.S. Bank Trust Company, National Association, as Trustee, incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form 8-A12B, filed with the Securities and Exchange Commission on January 26, 2024.

4.3
First Supplemental Indenture, dated January 26, 2024, between the Registrant and U.S. Bank Trust Company, National Association, as Trustee, incorporated by reference to Exhibit 4.3 of the Registrant’s Registration Statement on Form 8-A12B, filed with the Securities and Exchange Commission on January 26, 2024.

4.4†	Second Supplemental Indenture, dated May 15, 2024, between the Registrant and U.S. Bank Trust Company, National Association, as Trustee.

4.5
Form of 9.500% Senior Notes Due 2029, incorporated by reference to Exhibit A attached to Exhibit 4.3 of the Registrant's Registration Statement on Form 8-A12B, filed with the Securities and Exchange Commission on January 26, 2024.

4.6†	Form of 9.500% Senior Notes due 2029 (attached as Exhibit A to the Second Supplemental Indenture, filed as Exhibit 4.4 hereto).

†	Filed herewith.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

AG MORTGAGE INVESTMENT TRUST, INC.

Date: May 15, 2024	By:	/s/ JENNY B. NESLIN
Name: Jenny B. Neslin
Title: General Counsel and Secretary